                                                                    EXHIBIT 4.5


                          PLEDGE AND SECURITY AGREEMENT

          THIS PLEDGE AND SECURITY AGREEMENT is made and effective as of September 29, 1994 by EACH PARTY LISTED on Schedule 1 hereto (each, a "Pledgor"; collectively, the "Pledgors") in favor of PHP HEALTHCARE CORPORATION, a Delaware corporation ("PHP").

                                 R E C I T A L S
                                 - - - - - - - -

          WHEREAS, SHAMROCK INVESTMENTS, a California general partnership ("Shamrock") has entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") and has made and delivered to PHP a promissory note (the "Stock Purchase Note"), each dated as of the date hereof; and

          WHEREAS, as further security for the payment and performance of the obligations of Shamrock under the Stock Purchase Agreement and the Stock Purchase Note, and in order to induce PHP to engage in the transactions contemplated thereby, each Pledgor is executing and delivering this Agreement to PHP; and

          WHEREAS, each Pledgor has determined that it is his, her or its best interest to execute this Pledge and Security Agreement inasmuch as each Pledgor will derive substantial direct and indirect benefits from the execution and performance of the Stock Purchase Agreement; and

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, and in order to induce PHP to enter into the Stock Purchase Agreement with Shamrock, each Pledgor agrees, for the benefit of Shamrock, as follows:

                               ARTICLE I:  PLEDGE

          1.1. GRANT OF SECURITY INTEREST. Each Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to PHP and hereby grants to PHP a continuing security interest in all of the following property ("Collateral"):

          (a) The issued and outstanding shares of capital stock of PHP owned by such Pledgor and identified on Schedule 1 hereto; and

          (b) All other Pledged Shares issued from time to time to such Pledgor; and

          (c) All other Pledged Property (including, without limitation, all options and warrants for Pledged Shares, as identified on Schedule 1 hereto) owned by such Pledgor, whether nor or hereafter delivered to PHP in connection with this Pledge and Security Agreement; and

          (d) All Dividends, Distributions and other payments and rights with respect to any Pledged Property received or receivable by such Pledgor (subject, however, to Sections 1.4 and 3.4(a) hereof); and

          (e)  All proceeds of any of the foregoing.

          1.2. SECURITY FOR OBLIGATIONS. This Pledge and Security Agreement secures the payment and performance in full of all obligations (monetary or otherwise) of Shamrock under the Stock Purchase Agreement and Stock Purchase Note, whether for principal, interest, costs, fees, expenses, or otherwise, and all obligations (monetary or otherwise) of Shamrock and/or any Pledgor now or hereafter existing under this Pledge and Security Agreement (all such obligations of Shamrock and/or any Pledgor being referred to as the "Secured Obligations").

          1.3. DELIVERY OF PLEDGED PROPERTY. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares, will be delivered to and held by or on behalf of PHP pursuant hereto, must be in suitable form for transfer by delivery, and must be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

          1.4. DIVIDENDS ON PLEDGED SHARES. So long as no Default has occurred and is then continuing or is caused by the payment of such Dividend, any Dividend paid on any Pledged Share may be paid directly to the respective Pledgor; after the occurrence and during the continuance of a Default, all Dividends distributed to shareholders must be paid directly to PHP and applied against the Stock Purchase Note except for the amount of the respective Pledgor's resulting federal, state and local income tax liability.

          1.5. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Pledge and Security Agreement creates a continuing security interest in the Collateral and will remain in full force and effect until the payment and performance in full of all Secured Obligations and the expiration of any period during which any such payments may be subject to challenge or return as a preference or otherwise. This Pledge and Security Agreement is binding upon each Pledgor, and his, her or its successors, heirs, executors, personal representatives, transferees and assigns, and, together with the rights and remedies of PHP hereunder, inures to the benefit of PHP and its successors, transferees and assigns. Without limiting the generality of the foregoing, PHP may assign or otherwise transfer (in whole or in part) the Stock Purchase Note held by it to any other Person or entity, and each other Person or entity will thereupon become vested with all the rights and benefits in respect thereof granted to PHP under the Stock Purchase Agreement, the Stock Purchase Note and this Pledge and Security Agreement or otherwise, SUBJECT, HOWEVER, to any contrary provision in such assignment or transfer. Upon the payment and performance in full of all Secured Obligations and the expiration of any period during which any such payments may be subject to challenge to return, the pledge and security interest granted herein will terminate and all rights to the Collateral will revert to each Pledgor. Upon any such termination, PHP, at each Pledgor's sole expense, will deliver to each Pledgor, without any representation, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing the Pledged Shares, together with all other Collateral held by PHP hereunder, and will execute and deliver to each Pledgor such documents as such Pledgor may reasonably request to evidence such termination and delivery.

          1.6. SECURITY INTEREST ABSOLUTE. All rights of PHP and the security interests granted to PHP hereunder, and all obligations of any Pledgor hereunder, are absolute and unconditional, irrespective of:

          (a) Any lack of validity or enforceability of the Stock Purchase Note; or

          (b)  The failure of PHP or any holder of the Stock Purchase Note:

               (i) To assert any claim or demand or to enforce any right or remedy under the provisions of the Stock Purchase Note or otherwise, or

               (ii) To exercise any right or remedy against any other obligor of, or collateral security, any obligations of Shamrock owing to PHP; or

          (c) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation; or

          (d) Any reduction, limitation, impairment or termination of any Secured Obligation for any reason, including any claim of waiver, release, surrender, alteration or compromise (and each Pledgor hereby waives any right to or claim of any defense or set off, counterclaim, recoupment or termination whatsoever by reason of any invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligation); or

          (e) Any amendment to, rescission, waiver, or other modification of, or any consent to departure from, the Stock Purchase Note; or

          (f) Any addition, exchange, release, surrender or nonperfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

          (g) Any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Pledgor.


                   ARTICLE II:  REPRESENTATIONS AND WARRANTIES

          Each Pledgor, as of the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares) by any such Pledgor to PHP of any Collateral, hereby jointly and severally represents and warrants to PHP as set forth in this Article.

          2.1. LEGAL CAPACITY. Each Pledgor has the full power and legal capacity to execute and deliver the Pledge and Security Agreement and perform its obligations hereunder.

          2.2. OWNERSHIP: NO LIENS. Each Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of PHP.

          2.3. VALID SECURITY INTEREST. The delivery of the Collateral to PHP by each Pledgor is effective to create a valid, perfected, first priority security interest in the Collateral and all proceeds thereof securing the payment of the Secured Obligations. No filing and no approval or consent of any Person will be necessary to perfect or protect such security interest.

          2.4 NON-CONTRAVENTION. The execution, delivery and performance by each Pledgor of this Pledge and Security Agreement do not:

          (a) Contravene any contractual restriction the violation of which individually or in the aggregate would have a Material Adverse Effect; or

          (b) Contravene any law or governmental regulation or court decree or order binding on or affecting any Pledgor; or

          (c) Result in, or require the creation or imposition of, any lien on any of such Pledgor's property, other than the lien created pursuant to this Pledge and Security Agreement.

          2.5 VALIDITY. This Pledge and Security Agreement constitutes the legal, valid and binding obligation of such Pledgor and is enforceable against him, her or it in accordance with the terms hereof.

                             ARTICLE III.  COVENANTS

          Each Pledgor, jointly and severally, hereby covenants and agrees that, so long as this Pledge and Security Agreement remains effective, each Pledgor will comply with the covenants set forth in this Article.

          3.1. PROTECT COLLATERAL; FURTHER ASSURANCE. No Pledgor will sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of PHP hereunder), except that any of the Pledged Shares hereunder owned by an individual Pledgor may be transferred upon such individual's death to his or her heirs, executor or personal representative PROVIDED THAT (a) such Collateral at all times remains subject to the pledge and security interest created hereby and, (b) such transferee (at such transferee's expense and prior to the effectiveness of any such transfer) becomes a Pledgor hereunder and executes such agreements and documents as PHP may reasonably request to ensure the continuation of PHP's first priority interest in such Collateral. Shamrock shall promptly notify PHP in writing of the death of any Pledgor. Each Pledgor will warrant and defend the right and title herein granted to PHP in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all persons whomsoever. Each Pledgor agrees that at any time, and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments, and will take all further action, that may be reasonably necessary or desirable, or that PHP may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable PHP to exercise and endorse its rights and remedies hereunder with respect to any Collateral.

          3.2. STOCK POWERS. Each Pledgor agrees that all Pledged Shares (and all other shares of stock constituting Collateral) delivered by such Pledgor pursuant to this Pledge and Security Agreement, if requested by PHP, will be endorsed in blank or accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to PHP. Each Pledgor, from time to time upon the request of PHP, will promptly deliver to PHP such stock powers, instruments, and similar documents (satisfactory in form and substance to PHP) with respect to the Collateral as PHP may reasonably request and from time to time upon the request of PHP after the occurrence of any Event of Default, will promptly transfer any Pledged Shares or other shares of capital stock constituting Collateral into the name of any nominee designated by PHP.

          3.3. CONTINUOUS PLEDGE. Each Pledgor, at all times, will keep pledged to PHP pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends (subject, however, to Section 1.4 hereof) and Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to Pledgor in respect to any Collateral.

          3.4. VOTING RIGHTS; DISTRIBUTIONS. Until an Event of Default has occurred and is continuing, each Pledgor may exercise all of its voting rights in respect of its Collateral. Each Pledgor agrees:

          (a) Promptly upon receipt and without any request by PHP, to deliver to PHP (properly endorsed where required hereby or requested by PHP) all Distributions, all other non-Dividend cash payments, and all proceeds of the Collateral, all of which will be held by PHP as additional Collateral, provided that each Pledgor may retain the amount of any such Distribution, payment or proceeds representing his resulting federal, state and local income tax liability; and

          (b) After any Event of Default has occurred and is continuing and PHP has notified Pledgor of PHP's intention to exercise its voting power under this Section 3.4(b):

               (i) PHP may exercise (to the exclusion of each Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of stock constituting Collateral, and each Pledgor hereby grants PHP an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

               (ii) Promptly to deliver to PHP such additional proxies and other documents as may be necessary to allow PHP to exercise such voting power;

All Dividends, Distributions, cash payments, and proceeds that at any time and from time to time may be delivered to any Pledgor but which such Pledgor is then obligated to deliver to PHP, until delivery to PHP, must be held by such Pledgor separate and apart from his, her or its other property in trust for PHP. PHP agrees that unless an Event of Default has occurred and is continuing, each Pledgor will have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) of such Pledgor constituting Collateral and, upon the written request of such Pledgor, PHP will promptly deliver such proxies and other documents, if any, as reasonably requested by such Pledgor that are necessary to allow such Pledgor to exercise voting power with respect to any such shares of capital stock (including any of the Pledged Shares) of such Pledgor constituting Collateral; PROVIDED, HOWEVER, that no vote may be cast, or consent, waiver, or ratification given, or action taken by any Pledgor that would impair any Collateral or be inconsistent with or violate any provision of any of the Stock Purchase Agreement, the Stock Purchase Note or this Pledge and Security Agreement.

                                ARTICLE IV:  PHP

          4.1. PHP APPOINTED AS ATTORNEY-IN-FACT. Each Pledgor hereby irrevocably appoints PHP as such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of Pledgor or otherwise, from time to time in PHP's reasonable discretion, to take any action and to execute any instrument which PHP may deem necessary or advisable to accomplish the purposes of this Pledge and Security Agreement, including, without limitation:

          (a) To ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; and/or

          (b) To perform any and all of the affirmative obligations and covenants of such Pledgor hereunder.

Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 4.1 is irrevocable and coupled with an interest but will terminate upon the termination of this Agreement pursuant to Section
1.5 hereof.

          4.2. PHP MAY PERFORM. If any Pledgor fails to perform any agreement contained herein, PHP may itself perform, or cause the performance of, such agreement, and the expenses of PHP incurred in connection therewith will be payable pursuant to Section 5.6 hereof.

          4.3. PHP HAS NO DUTY. The rights and powers conferred on PHP hereunder are solely to protect its interest in the Collateral and do not impose any duty on PHP to exercise any such rights or powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, PHP has no duty as to any Collateral or any responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

          4.4. REASONABLE CARE. PHP is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; PROVIDED, HOWEVER, PHP will be deemed to have exercised such reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as each Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of PHP to comply with any such request at any time will not in itself be deemed a failure to exercise reasonable care.


                        ARTICLE V:  DEFAULTS AND REMEDIES

          5.1. EVENTS OF DEFAULT. The occurrence of any of the following events will constitute an Event of Default ("Event of Default") hereunder:

          (a) STOCK PURCHASE AGREEMENT AND STOCK PURCHASE NOTE. If any default occurs under the Stock Purchase Agreement or the Stock Purchase Note.

          (b) REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in this Agreement, or in any schedule or exhibit hereto, by any Person (other than PHP) obligated hereunder when made was or subsequently becomes false, misleading or incorrect in any material respect.

          (c) COVENANTS. If any Person (other than PHP) obligated hereunder defaults in the performance of any agreement or covenant contained herein, or in any document or agreement now or hereafter executed or delivered in connection herewith, AND such default remains uncured for a period of thirty (30) Business Days after the earlier of the date that PHP notifies such Person thereof or the date that such Person otherwise acquires knowledge.

          (d) SECURITY INTEREST. If the security interest or lien in any of the Collateral hereunder at any time does not constitute a legal, valid and enforceable first priority security interest or lien in favor of PHP.

          (e) INSOLVENCY. If any Person obligated hereunder becomes insolvent, bankrupt or generally fails to pay his, her or its debts as such debts as such debts become due.

     5.2. CERTAIN REMEDIES.  If any Event of Default occurs and is continuing:

          (a) PHP may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral).

          (b) In addition, without notice except as specified below, PHP may sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of PHP's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as PHP may in good faith deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale is required by applicable law, at least thirty (30) calendar days' prior notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made will constitute reasonable notification. PHP is not and will not be obligated to make any sale of Collateral regardless of notice of sale having been given. PHP may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and without further notice, such sale may be made at the time and place to which it was so adjourned.

          (c)  PHP, in addition, may:

               (i) Transfer all or part of the Collateral into the name of PHP or its nominee, with or without disclosing that such Collateral is subject to the Lien and security interest hereunder; and

               (ii) Notify the parties obligated on any of the Collateral to make payment to PHP of any amount due or to become due in connection therewith; and

              (iii) Endorse any checks, drafts, or other writings in any
                    Pledgor's name to allow collection of the Collateral; and

               (iv) Take control of any proceeds of the Collateral;

               (v) Execute (in the name, place and stead of any Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

          5.3. COMPLIANCE WITH RESTRICTIONS. Each Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default has occurred and is continuing, PHP is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Official Body. Each Pledgor further agrees that such compliance will not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor will PHP be liable or accountable to any Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

          5.4. APPLICATION OF PROCEEDS. All cash proceeds received by PHP in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral, in the discretion of PHP, may be held by PHP as additional collateral security for, or then or at any time thereafter may be applied in whole or in part by PHP against, all or any part of the Secured Obligations in such order as PHP may elect. Any surplus of such cash or cash proceeds held by PHP and remaining after payment in full of all the Secured Obligations will be paid over to the applicable Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

          5.5. INDEMNITY AND EXPENSES.

          (a) Each Pledgor hereby agrees to indemnify and hold harmless PHP from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge and Security Agreement (including enforcement of this Pledge and Security Agreement against such Pledgor) directly or indirectly caused by or resulting from the actions or inactions of such Pledgor, except for liabilities resulting from PHP's own willful misconduct or fraud.

          (b) Upon demand, each Pledgor (on a pro rata basis, based upon the percentage of outstanding shares owned or to which such Pledgor has the right to own) will pay to PHP the amounts of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which PHP may incur in connection with:

               (i) The administration of this Pledge and Security Agreement, and each of the other Loan Documents to which Pledgor is a party; and/or

               (ii) The custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral; and/or

              (iii) The exercise or enforcement of any of the rights of PHP hereunder; and/or

               (iv) The failure by such Pledgor to perform or observe any of the provisions hereof.


                            ARTICLE VI:  DEFINITIONS

     6.1. CERTAIN TERMS. The following terms when used in this Pledge and Security Agreement, including its preamble and recitals, have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     (a)  "COLLATERAL" is defined in Section 1.1 hereof.

     (b) "DISTRIBUTION" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

          (c) "DIVIDEND" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

          (d) "MATERIAL ADVERSE EFFECT" means relative to any occurrence of whatever nature (including, without limitation, any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a material adverse change to, or, as the case may be, a materially adverse effect on:

               (1) The business, assets, revenues, financial condition, or operations of any Pledgor or Shamrock; or

               (2) The ability of Pledgor or Shamrock to perform any of its payment obligations when due or to perform any other material obligations under this Pledge and Security Agreement, the Stock Purchase Agreement or the Stock Purchase Note.

          (e) "PERSON" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          (f) "PHP" means PHP Healthcare Corporation, a Delaware corporation, and any successor thereof, or any assignee or transferee of PHP under the Stock Purchase Agreement or the Stock Purchase Note.

          (g) "PLEDGE AND SECURITY AGREEMENT" means this Stock Pledge and Security Agreement, and all exhibits and schedules hereto, all as may be amended, supplemented and otherwise modified from time to time.

          (h) "PLEDGED PROPERTY" means all Pledged Shares and all other pledged shares of capital stock, all other securities (including, without limitation, all options and warrants for Pledged Shares), all assignments of any amounts due or to become due, all other instruments which are now being delivered by any Pledgor to PHP or may from time to time hereafter be delivered by a Pledgor to PHP for the purpose of pledge under the Pledge and Security Agreement, and all proceeds of any of the foregoing.

          (i) "PLEDGED SHARES" means all shares of capital and/or voting stock issued by PHP which are delivered by any Pledgor to PHP as Pledged Property hereunder.

          (j) "PLEDGOR" means each Person required hereunder to execute this Pledge and Security Agreement, and any successor, heir, personal representative or executor thereof.

          (k)  "SECURED OBLIGATIONS" is defined in Section 1.2 hereof.

          (l) "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and as implemented by the Securities Exchange Commission.

          (m) "SHAMROCK" means Shamrock Investments, a California general partnership, or any successor therefor or any authorized assignee of Shamrock under the Stock Purchase Agreement.

          (n) "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement, and all exhibits and schedules hereto, all as may be amended, supplemented and otherwise modified from time to time.

          (o) "STOCK PURCHASE NOTE" means the promissory note, dated the date hereof, executed by Shamrock pursuant to the Stock Purchase Agreement, as may be amended, supplemented and otherwise modified from time to time.

          (p) "U.C.C." means the Uniform Commercial Code as in effect in the State of Virginia.

          6.2. U.C.C. DEFINITION. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge and Security Agreement, including its preamble and recitals, with such meanings.


                     ARTICLE VII:  MISCELLANEOUS PROVISIONS

          7.1. AMENDMENTS. No amendment to or waiver of any provision of this Pledge and Security Agreement nor any consent to any departure by any Pledgor herefrom will in any event be effective unless the same is in writing and signed by PHP and any Pledgor directly obligated by such amendment, and then any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it is given.

          7.2. PROTECTION OF COLLATERAL. PHP from time to time, at its option, may perform any act which any Pledgor agrees hereunder to perform and which such Pledgor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default), and PHP from time to time may take any other action which PHP reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

          7.3. ADDRESSES FOR NOTICES. All notices and other communications provided to any party hereto shall be in writing and mailed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto and as to any party, at such other address or facsimile number as may be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid or, if properly addressed and sent by prepaid courier service, will be deemed given when received; any notice, if transmitted by facsimile, will be deemed given when transmitted (upon receipt of electronic confirmation of transmission).

          7.4. HEADINGS. The various headings used in this Pledge and Security Agreement are for convenience of reference only, and shall not affect the meaning or interpretation of this Pledge and Security Agreement or any provision hereof.

          7.5. SEVERABILITY. Wherever possible, each provision of this Pledge and Security Agreement is to be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge and Security Agreement is prohibited by or invalid under such law, such provision is to be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge and Security Agreement.

          7.6. GOVERNING LAW; ENTIRE AGREEMENT. This Pledge and Security Agreement shall be governed by and construed in accordance with the internal laws of the State of Virginia, without giving effect of conflicts of laws principles, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular collateral are governed by the laws of a jurisdiction other than the State of Virginia. This Pledge and Security Agreement, the Stock Purchase Agreement and the Stock Purchase Note constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

          7.7. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AND SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF PHP OR ANY PLEDGOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF VIRGINIA OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY ALSO BE BROUGHT, AT PHP'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND OR WHERE PLEDGOR IS OTHERWISE SUBJECT TO PERSONAL JURISDICTION. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF VIRGINIA AND OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA OR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICES OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF VIRGINIA. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH

PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS SECURED OBLIGATIONS UNDER THIS PLEDGE AND SECURITY AGREEMENT.

          7.8. WAIVER OF JURY TRIAL. PHP AND EACH PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AND SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF PHP OR ANY PLEDGOR. EACH PLEDGOR ACKNOWLEDGES AND AGREES THAT HE, SHE OR IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY), THAT HE, SHE OR IT HAS BEEN ADVISED BY LEGAL COUNSEL IN CONNECTION HEREWITH AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR PHP ENTERING INTO THE STOCK PURCHASE AGREEMENT.

          7.9. REINSTATEMENT. To the extent permitted by law, this Pledge and Security Agreement shall continue to be effective or be reinstated if at any time any amount received by PHP in respect of the Stock Purchase Agreement or the Stock Purchase Note is rescinded or must otherwise be restored or returned by PHP upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Shamrock of any Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for Shamrock or any Pledgor or any substantial part of Shamrock or any Pledgor's assets, or otherwise, all as though such payments had not been made.

          7.10. WAIVER OF LIABILITY. EACH PLEDGOR (A) AGREES THAT PHP SHALL HAVE NO LIABILITY TO PLEDGOR (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY ANY PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AND SECURITY AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, EXCEPT CLAIMS RESULTING FROM PHP'S WILLFUL MISCONDUCT OR FRAUD, AND (B) WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM AGAINST PHP (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE), EXCEPT CLAIMS RESULTING FROM PHP'S WILLFUL MISCONDUCT OR FRAUD. WHETHER OR NOT SUCH DAMAGES ARE RELATED TO A CLAIM THAT IS SUBJECT TO THE WAIVER EFFECTED ABOVE AND WHETHER OR NOT SUCH WAIVER IS EFFECTIVE, PHP SHALL HAVE NO LIABILITY WITH RESPECT TO, AND EACH PLEDGOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR, ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES SUFFERED BY ANY PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED OR THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AND SECURITY AGREEMENT, THE STOCK PURCHASE AGREEMENT OR THE STOCK PURCHASE NOTE, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH.

          7.11. WAIVER OF NOTICE; WAIVER OF BOND. EACH PLEDGOR WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY PHP OF ITS RIGHTS FROM AND AFTER THE OCCURRENCE OF ANY EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL. EACH PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF PHP IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL OR OTHER

SECURITY FOR THE SECURED OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF PHP, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION THIS PLEDGE AND SECURITY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN ANY PLEDGOR AND PHP.

          7.12. WAIVER OF SUBROGATION. Each Pledgor hereby irrevocably waives any claim or other rights which it may now have or hereafter acquire against Shamrock or any other obligor that arise from the existence, payment, performance or enforcement of Pledgor's obligations under this Pledge and Security Agreement, the Stock Pledge and Security Agreement or the Stock Purchase Note, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of PHP against Shamrock or any other obligor or any collateral which PHP now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from Shamrock or any other obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Pledgor in violation of the preceding sentence and the Secured Obligations shall not have been paid in cash in full, such amount shall be deemed to have been paid to such Pledgor for the benefit of, and held in trust for, PHP, and shall forthwith be paid to PHP to be credited and applied upon the Secured Obligations, whether matured or unmatured. Each Pledgor acknowledges that it will receive direct and indirect benefits from the transactions contemplated by the Stock Purchase Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

          7.13. COUNTERPARTS. This Pledge and Security Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document; each such counterpart will be deemed to be an original but all counterparts together will constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed and delivered as of the day and year first above written.

WITNESS/ATTEST:                         SHAMROCK INVESTMENTS (PLEDGOR)



By:    /s/ Michael E. Gallagher         By:  /s/ Charles P. Reilly
       ------------------------------        --------------------------
Name:  Michael E. Gallagher             Name:   Charles P. Reilly
Title: General Partner                  Title:  Managing General Partner



WITNESS:                                CHARLES P. REILLY (PLEDGOR)



By:    /s/ Michael E. Gallagher         /s/ Charles P. Reilly
       ------------------------------   ----------------------------------
Name:  Michael E. Gallagher             Address:  2049 Century Park East,
                                                  Suite 3330
                                                  Los Angeles, California 90067


WITNESS:                                MICHAEL E. GALLAGHER (PLEDGOR)


By:    /s/ Charles P. Reilly            /s/ Michael E. Gallagher
       ------------------------------   ----------------------------------
Name:  Charles P. Reilly                Address:  2049 Century Park East,
                                                  Suite 3330
                                                  Los Angeles, California 90067


WITNESS/ATTEST:                         PHP HEALTHCARE CORPORATION


By:    /s/ Margaret E. Ferrell          By:    /s/ Jack M. Mazur
       ------------------------------          --------------------------------
Name:  Margaret E. Ferrell              Name:  Jack M. Mazur
Title:                                  Title: Senior Vice President

                                   SCHEDULE I

                                 PLEDGED SHARES


          1. Fifty-Seven Thousand One Hundred Forty-Three (57,143) Shares of Common Stock, $.01 par value, of PHP Healthcare Corporation registered in the name of Charles P. Reilly.

          2. Forty-Two Thousand Eight Hundred Fifty-Seven (42,857) Shares of Common Stock, $.01 par value, of PHP Healthcare Corporation registered in the name of Michael E. Gallagher.

          3. One Hundred Thousand (100,000) Shares of Common Stock, $.01 par value, of PHP Healthcare Corporation registered in the name of Shamrock Investments.